UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 27, 2021

KINSALE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37848	98-0664337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2035 Maywill Street
Suite 100
Richmond, Virginia 23230
(Address of principal executive offices, including zip code)
(804) 289-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	KNSL	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Kinsale Capital Group, Inc. (the “Company”) held its 2021 annual meeting of stockholders on May 27, 2021. Results of items presented for voting are listed below.

Proposal 1 - Election of nine directors to serve on the Company’s board of directors until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Michael P. Kehoe	17,934,442	141,487	12,615	1,510,462
Steven J. Bensinger	17,784,736	290,909	12,899	1,510,462
Teresa P. Chia	18,062,928	13,703	11,913	1,510,462
Robert V. Hatcher, III	18,060,328	15,344	12,872	1,510,462
Anne C. Kronenberg	18,039,751	36,895	11,898	1,510,462
Robert Lippincott, III	17,684,971	390,557	13,016	1,510,462
James J. Ritchie	17,875,748	38,319	174,477	1,510,462
Frederick L. Russell, Jr.	17,740,802	334,716	13,026	1,510,462
Gregory M. Share	17,790,403	285,198	12,943	1,510,462

Proposal 2 - Advisory vote to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
17,588,370	478,240	21,934	1,510,462

Proposal 3 - Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

For	Against	Abstain
19,535,231	49,400	14,375

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinsale Capital Group, Inc.

Dated: May 27, 2021	By:	/s/ Bryan P. Petrucelli
Bryan P. Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer